EXHIBIT 5.1

                         OPINION OF LATHAM & WATKINS LLP

                        [Latham & Watkins LLP Letterhead]



August 5, 2005


Geron Corporation
230 Constitution Drive
Menlo Park, California  94025


         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         In connection with the registration by Geron Corporation, a Delaware corporation (the "Company"), of an aggregate of 2,000,000 shares of common stock, par value $0.001 per share (the "Shares"), issuable under the Company's 2002 Equity Incentive Plan (the "Plan") under the Securities Act of 1933, as amended, on Form S-8 filed with the Securities and Exchange Commission on August 5, 2005 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

         In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

         Subject to the foregoing, it is our opinion that, as of the date hereof, the Shares to be issued under the Plan have been duly authorized by all necessary corporate action of the Company, and, upon issuance and delivery of the Shares in the manner contemplated by the Plan, and assuming the Company completes all actions and proceedings required on its part to be taken prior to the issuance and delivery of the Shares pursuant to the terms of the Plan, including, without limitation, collection of the required payment for the Shares, the Shares will be validly issued, fully paid and nonassessable.

         We consent to your filing this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Latham & Watkins LLP
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                                                     LATHAM & WATKINS LLP